
                                                              Exhibit 3
                                                             GERDAU S.A.
                                                     CONSOLIDATED BALANCE SHEETS
                                                  As of December 31, 2003 and 2002
                                       (in thousands of U.S. Dollars, except number of shares)

------------------------------------------------------------------------------------------------------------------------------
                                                               ASSETS

                                                                                            2003             2002
                                                                                        ---------------  ---------------

Current assets
         Cash and cash equivalents                                                            92,504            40,457
         Restricted cash                                                                       1,935            15,001
         Short-term investments                                                              236,137           367,748
         Trade accounts receivable, net                                                      465,857           361,801
         Inventories                                                                         797,961           632,806
         Unrealized gains on derivatives                                                       9,599             8,712
         Deferred income taxes                                                                49,451            34,585
         Tax credits                                                                          37,953            14,954
         Prepaid expenses                                                                     21,859            12,468
         Other                                                                                46,576            35,686
                                                                                        ---------------  ---------------
                                    Total current assets                                   1,759,832         1,524,218


Non-current assets
         Property, plant and equipment, net                                                2,371,317         2,084,895
         Deferred income taxes                                                               164,147           12,055
         Judicial deposits                                                                    66,121            13,391
         Unrealized gains on derivatives                                                          86            43,146
         Equity investments                                                                  153,555           112,016
         Investments at cost                                                                  23,854             7,220
         Goodwill                                                                            119,531           116,826
         Prepaid pension cost                                                                 35,253            25,050
         Other                                                                                77,138            61,484
                                                                                        ---------------  ---------------
                                    Total assets                                           4,770,834         4,000,301
                                                                                        ===============  ===============


                                                              Exhibit 3
                                                             GERDAU S.A.
                                                     CONSOLIDATED BALANCE SHEETS
                                                  As of December 31, 2003 and 2002
                                       (in thousands of U.S. Dollars, except number of shares)

------------------------------------------------------------------------------------------------------------------------------


                                                             LIABILITIES

                                                                                              2003               2002
                                                                                         ---------------   ---------------
Current liabilities
         Short-term debt                                                                        479,586           707,378
         Current portion of long-term debt                                                      318,910           397,415
         Trade accounts payable                                                                 372,518           281,855
         Income taxes payable                                                                    27,790            23,978
         Unrealized losses on derivatives                                                        29,582             2,003
         Deferred income taxes                                                                    7,286             7,628
         Payroll and related liabilities                                                         54,478            53,682
         Dividends (interest on equity) payable                                                  53,202            42,288
         Taxes payable, other than income taxes                                                  26,482            21,255
         Other                                                                                   89,328            50,315
                                                                                         ---------------   ---------------
                                    Total current liabilities                                 1,459,162         1,587,797

Non-current liabilities
         Long-term debt, less current portion                                                 1,132,429           794,571
         Debentures                                                                             155,420           200,766
         Deferred income taxes                                                                   72,125            42,368
         Accrued pension and other post-retirement benefits obligation                          108,679           109,870
         Provision for contingencies                                                            102,060            45,304
         Unrealized losses on derivatives                                                        11,356              -
         Other                                                                                   61,543            45,860
                                                                                         ---------------   ---------------
                                    Total non-current liabilities                             1,643,612         1,238,739

                                                                                         ---------------   ---------------
                                    Total liabilities                                         3,102,774         2,826,536

Minority interest                                                                               264,997           308,755

 SHAREHOLDERS' EQUITY

Preferred shares - no par value
     96,885,787 and 74,527,528,780 shares issued and outstanding at December
     31, 2003 and 2002, respectively                                                            653,344           562,801
Common shares - no par value
     51,468,224 and 39,590,941,783 shares issued and outstanding at December
     31,2003 and 2002, respectively                                                             329,257           281,158
Additional paid-in capital                                                                        3,271             2,086
Treasury stock - 345,000 preferred shares at December 31, 2003                                  (5,920)               -
Legal reserve                                                                                    63,834            36,105
Retained earnings                                                                             1,161,527           936,612
Cumulative other comprehensive loss
  - Foreign currency translation adjustment                                                   (790,731)         (935,133)
  - Additional minimum pension liability                                                       (11,519)          (16,309)
  - Unrealized gain (loss) on cash flow hedge                                                       -             (2,310)
                                                                                         ---------------   ---------------
                                    Total shareholders' equity                                1,403,063           865,010

                                                                                         ---------------   ---------------
                                    Total liabilities and shareholders' equity                4,770,834         4,000,301
                                                                                         ===============   ===============



                                                                F-2




                                                  GERDAU S.A.
                                     CONSOLIDATED STATEMENTS OF INCOME
                            for the years ended December 31, 2003, 2002 and 2001
               (in thousands of U.S. Dollars, except number of shares and per share amounts)

----------------------------------------------------------------------------------------------------------------------------




                                                                          2003               2002                 2001
                                                                    -----------------  ------------------  -----------------
Sales                                                                      5,033,472           3,664,920          2,751,872
   Less: Federal and state excise taxes                                    (414,198)           (344,654)          (311,223)
   Less: Discounts                                                          (88,305)            (55,340)           (39,511)
                                                                    -----------------  ------------------  -----------------

Net sales                                                                  4,530,969           3,264,926          2,401,138
   Cost of sales                                                         (3,445,564)         (2,349,636)        (1,722,228)
                                                                    -----------------  ------------------  -----------------

Gross profit                                                               1,085,405             915,290            678,910
   Sales and marketing expenses                                            (146,388)           (112,645)          (105,801)
   General and administrative expenses                                     (241,854)           (221,895)          (181,108)
                                                                    -----------------  ------------------  -----------------
Operating income                                                             697,163             580,750            392,001

   Financial expenses                                                      (416,953)           (292,463)          (166,496)
   Foreign exchange gains and losses, net                                    162,190           (131,684)           (71,773)
   Financial income                                                           62,036             100,350             55,002
   Equity in earnings (losses) of unconsolidated                              22,062            (10,057)             18,324
    companies, net
   Other non-operating expense, net                                            (824)            (18,178)            (7,853)
                                                                    -----------------  ------------------  -----------------

Income before income taxes and minority interest                             525,674             228,718            219,205

Provision for income taxes
   Current                                                                  (87,812)            (27,065)           (40,981)
   Deferred                                                                  121,925              20,507           (13,666)
                                                                    -----------------  ------------------  -----------------
                                                                              34,113             (6,558)           (54,647)
                                                                    -----------------  ------------------  -----------------

Income before minority interest                                              559,787             222,160            164,558

Minority interest                                                           (49,623)               9,667              2,795

                                                                    -----------------  ------------------  -----------------
Net income                                                                   510,164             231,827            167,353

                                                                    =================  ==================  =================

PER SHARE DATA (IN US$)
Basic earnings per share
    Preferred                                                                   3.44                1.57               1.17
    Common                                                                      3.44                1.57               1.06

Diluted earnings per share
    Preferred                                                                   3.44                1.57               1.17
    Common                                                                      3.44                1.57               1.06

Number of weighted-average common shares outstanding
after giving retroactive effect to stock bonus and
reverse stock split - Basic and diluted                                   51,468,224          51,343,083         51,196,627
                                                                    =================  ==================  =================

Number of weighted-average preferred shares outstanding
after giving retroactive effect to stock bonus and
reverse stock split  - Basic                                              96,871,412          96,653,627         96,342,592
                                                                    =================  ==================  =================

Number of weighted-average preferred shares outstanding
after giving retroactive effect to stock bonus and
reverse stock split - Diluted                                             97,023,811          96,653,627         96,342,592
                                                                    =================  ==================  =================


                                                                F-3



                                               GERDAU S.A.
                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                            for the years ended December 31, 2003, 2002 and 2001
                                       (in thousands of U.S. Dollars)

-----------------------------------------------------------------------------------------------------------------------------

                                                                                     2003           2002           2001
                                                                                 -------------  -------------  -------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                        510,164        231,827         167,353
   Adjustments to reconcile net income to cash flows
      from operating activities:
       Depreciation and amortization                                                 182,403        178,805         135,878
       Equity in earnings (losses) on non-consolidated companies, net               (22,062)         10,057        (18,324)
       Exchange (gain) loss                                                        (162,190)        266,594          71,773
       Unrealized losses (gains) on derivative instruments                            78,257       (58,772)               -
       Minority interest                                                              49,623        (9,667)         (2,795)
       Deferred income taxes                                                       (121,925)       (20,507)          13,666
       (Gain) loss on dispositions of property, plant and equipment                  (1,913)            997          10,395
       Provision for doubtful accounts                                                 6,714          1,310           6,743
       Provision for contingencies                                                    43,106         20,773         (4,099)

       CHANGES IN ASSETS AND LIABILITIES:
           Increase in accounts receivable                                          (80,017)       (28,657)        (16,948)
           Increase in inventories                                                  (74,248)       (94,477)        (57,563)
           Increase (decrease) in accounts payable and accrued liabilities           100,298        (9,632)          66,496
           Decrease (increase) in other assets and liabilities, net                 (39,733)      (138,196)          22,867
                                                                                 -------------  -------------  -------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                            468,477        350,455         395,442
                                                                                 -------------  -------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to property, plant and equipment                                      (297,755)      (185,892)       (244,021)
   Proceeds from dispositions of property, plant and equipment                         2,284          6,029          11,482
   Acquisitions of equity and cost investments                                       (7,680)              -               -
   Acquisition of additional interest in Gerdau Ameristeel                           (7,050)              -               -
   Dispositions of investments                                                             -              -          29,850
   Cash paid for acquisitions in 2002, mainly Acominas                                     -      (412,150)               -
   Cash acquired in acquisitions in 2002                                                   -         19,954               -
   Purchases of short-term investments                                             (959,522)      (847,806)       (282,967)
   Proceeds from maturities and sales of short-term investments                    1,102,314        847,108         223,874
    Cash received from joint ventures                                                  1,692              -               -
                                                                                 -------------  -------------  -------------
NET CASH USED IN INVESTING ACTIVITIES                                              (165,717)      (572,757)       (261,782)
                                                                                 -------------  -------------  -------------


                                                                F-4




                                               GERDAU S.A.
                                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                            for the years ended December 31, 2003, 2002 and 2001
                                       (in thousands of U.S. Dollars)

-----------------------------------------------------------------------------------------------------------------------------

                                                                                     2003           2002           2001
                                                                                 -------------  -------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Cash dividends (interest on equity) paid                                         (122,262)       (74,265)       (64,399)
   (Purchase) sale of treasury shares                                                 (5,920)          2,318              -
   Decrease (increase) in restricted cash                                              13,593        (6,091)              -
   Debt Issuance                                                                    1,997,978      1,186,109        377,633
   Repayment of debt                                                              (2,126,520)      (824,880)      (436,622)
   Net related party debt repayments                                                  (5,956)              -              -
                                                                                 -------------  -------------  -------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                 (249,087)        283,191      (123,388)
                                                                                 -------------  -------------  -------------

Effect of exchange rate changes on cash                                               (1,626)       (48,264)          5,127

Increase in cash                                                                       52,047         12,625         15,399
Cash at beginning of year                                                              40,457         27,832         12,433
                                                                                 -------------  -------------  -------------
CASH AT END OF YEAR                                                                    92,504         40,457         27,832
                                                                                 =============  =============  =============

SUPPLEMENTAL CASH FLOW DATA
Cash paid during the year for:
   Interest (net of amounts capitalized)                                              127,413        123,680         83,258
   Income taxes                                                                       100,305         28,003         11,890

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCIAL ACTIVITIES:
   Purchase consideration, representing 51,503,960 Co-Steel shares at $2.51
   per share                                                                                         129,275
   Debentures converted into common and preferred shares                                               5,745



                                                                F-5
